For Immediate Release

U.S. ENERGY CORP. SCHEDULES FIRST-QUARTER 2010 FINANCIAL RESULTS CONFERENCE CALL/WEBCAST

RIVERTON, Wyoming – May 7, 2010 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in oil and gas, molybdenum, geothermal, and real estate assets, today reported that it has scheduled a conference call to review and discuss first quarter 2010 highlights and financial results.

The Company plans on issuing a press release to report selected highlights and financial results after filing its first quarter 10-Q on Monday, May 10, 2010.

Conference Call

First Quarter Conference Call Information:

When:  Monday, May 10th at 10:00 AM MDT (12:00 PM Eastern, 11:00 AM Central, 9:00 AM Pacific).

Dial-In Number:  (888) 427-9421 (within U.S. and Canada), (719) 325-2177 (International).

Replay Number:  (888) 203-1112 (within U.S. and Canada), (719) 457-0820 (International).

ID Number:  5114669.  The replay will be available starting at approximately 1:00 PM MDT (3:00 PM EDT) and will be available for 5 days through Midnight, Saturday, May 15th.

Webcast:  Investors are also invited to listen to a live and/or archived webcast of U.S. Energy Corp.’s quarterly conference call at http://investor.usnrg.com/events.cfm.  The webcast replay will be available for one year.

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Press Release
May 7, 2010

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in oil and gas, molybdenum, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com

Nick Hurst
The Equicom Group
Investor Relations
1-403-538-4845
nhurst@equicomgroup.com